                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of October 1, 2003, between AMERICAN TECHNICAL CERAMICS CORP., a Delaware corporation having its principal place of business at One Norden Lane, Huntington Station, New York 11746 (the "Company"), and RICHARD MONSORNO, who resides at 8954 Regina Road, Jacksonville, Florida 32217 ("Employee").

                              W I T N E S S E T H :

         WHEREAS, Employee is currently employed as the Senior Vice President - Technology of the Company;

         WHEREAS, the Company desires to provide for Employee's continued performance of services for the Company and any present or future parent, subsidiary, or affiliate of the Company, and Employee desires to continue to perform such services, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

         1. Term. The Company agrees to employ Employee, and Employee agrees to serve as Senior Vice President - Technology of the Company, upon the terms and conditions hereinafter set forth, for a period commencing on October 1, 2003 and ending on September 30, 2006, or for such shorter period as may be provided for under Section 6. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period."

         2. Duties. Employee agrees to use his best efforts, skills, and abilities to perform faithfully all duties consistent with his position (or any other position of a similar nature) assigned to him from time to time by the Company in accordance with all Company policies and procedures, and shall not to become involved in any personal investment or business matters which may adversely affect the Company or any present or future parent, subsidiary, or affiliate of the Company. In the performance of his duties, Employee shall be subject to the direction of the Board of Directors and the Chief Executive Officer of the Company.

         3. Place of Performance. In connection with his employment by the Company, Employee shall be based at the Company's offices in Jacksonville, Florida. Employee shall be available to travel at such times and to such places as may be necessary in connection with the performance of his duties hereunder.

         4. Annual Compensation.

              (a) Salary. During the Employment Period, Employee shall receive a base salary at the annual rate of $208,428 commencing on the date hereof, plus such other amounts, if any, as the Board of Directors, in its sole discretion, may from time to time determine. Employee's salary shall be payable in weekly installments or at such other frequency as the Company may from time to time determine (but not less frequently than monthly).

              (b) Bonus. During the Employment Period, Employee shall also be entitled to participate in the Company's Officers' Profit Bonus Plan (the "Plan"). Employee hereby acknowledges that bonuses under the Plan are awarded in the sole discretion of the Board of Directors of the Company and are generally paid on a quarterly basis, if at all. Nothing contained herein shall require the Company to maintain the Plan.

              (c) Deductions. The Company shall deduct from all amounts payable to Employee all taxes and other amounts which the Company is now or may hereafter become obligated to deduct under any applicable law.

         5. Benefits.

              (a) Employee shall be entitled to participate in such employee benefit plans established by the Company from time to time and generally made available to employees at levels similar to Employee's for which he meets the eligibility requirements. Nothing contained herein shall require the Company to establish or maintain any employee benefit plan.

              (b) During the Employment Period, the Company shall provide Employee with the use of an automobile and shall pay the expenses associated with the maintenance and operation thereof.

         6. Termination.

              (a) Notwithstanding anything herein contained to the contrary, if on or after the date hereof and prior to the end of the Employment Period, either (i) Employee shall be convicted of a felony or other crime of moral turpitude, (ii) Employee shall commit any act or omit to take any action in bad faith to the detriment of the Company or any present or future parent, subsidiary, or affiliate of the Company, (iii) Employee shall willfully fail or refuse to perform any duties consistent with his position (or any other position of a similar nature) assigned to him from time to time, or (iv) Employee shall breach any other term of this Agreement and fail to correct such breach within 10 days after receiving notice of the same, or if such breach is not capable of correction within such 10 day period, Employee shall fail to take substantial steps necessary to correct such breach within such 10 day period, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified.

              (b) If this Agreement is terminated by the Company for any of the reasons set forth in Paragraph 6(a) hereof, Employee shall be entitled to receive only his salary at the rate provided in Paragraph 4(a) hereof through and including the date upon which termination shall take effect.

              (c) If Employee's employment by the Company pursuant to this Agreement is terminated for any reason other than any of the reasons set forth in Paragraph 6(a), or for no reason, or if the Employee's employment with the Company is terminated due to his physical or mental incapacity or disability, or if Employee shall die, then (i) the Company shall continue to pay to Employee or to his estate, as the case may be, his base salary at the rate provided in
Section 4(a) hereof for a period of 15 months from the date upon which termination shall take effect (less, in the case of incapacity, disability or death, any amount paid or payable to Employee or his estate pursuant to any disability insurance or life insurance policy provided or paid for by the Company), (ii) the Company shall continue to provide Employee and his family with medical insurance coverage of the nature and in the amount of the coverage provided at the time of termination for a period equal to the greater of 18 months and the remainder of the Employment Period (as if Employee's employment had not been terminated), and (iii) the Employee or his estate shall be entitled to exercise all stock options which have vested on or prior to the date of termination for a period of one year after such termination, subject to the terms of the plan pursuant to which such options were granted and the stock option agreements evidencing same.

              (d) If Employee terminates his employment on or after the date hereof and prior to the end of the Employment Period, or upon expiration of the Employment Period (other than under circumstances covered by Section 6(a), 6(b) or 6(c)), in consideration for Employee's compliance with Paragraph 9(a) hereof,
(i) the Company shall pay Employee his salary at the rate provided in Paragraph 4(a) hereof for a period of 15 months from the date upon which termination shall take effect, (ii) the Company shall continue to provide Employee and his family with medical insurance coverage of the nature and in the amount of the coverage provided at the time of termination for a period of 18 months, and (iii) the Employee shall be entitled to exercise all stock options which have vested on or prior to the date of termination for a period of one year after such termination, subject to the terms of the plan pursuant to which such options were granted and the stock option agreements evidencing same.

         7. Confidentiality.

              (a) Employee acknowledges and agrees that he has been and, during the Employment Period, will continue to be privy to confidential proprietary and secret information relating to the Company, its present or future parents, subsidiaries and affiliates and their respective customers, clients and suppliers. Employee hereby agrees that, beginning on the date hereof, and at any time hereafter, Employee shall treat as strictly confidential any proprietary, confidential or secret information relating to the business or interests of the Company or any present or future parent, subsidiary or affiliate of the Company, or any customer, client or supplier of any of them, including, but without limitation, the organizational structure, operations, business plans or projects of the Company or any present or future parent, subsidiary or affiliate of the Company, or any customer, client or supplier of any of them, and any research datum or result, invention, trade secret, customer list or customer information, process or other work product developed by or for the Company or any present or future parent, subsidiary or affiliate of the Company, or any customer, client or supplier of any of them, whether on the premises of the Company or elsewhere ("Confidential Information"). Employee hereby agrees that, beginning on the date hereof, and at any time hereafter, the Employee shall not disclose to any person or entity, utilize for his own purposes or for the benefit of any other person or entity or make accessible to any person or entity, in any manner or in any form, any Confidential Information other than in connection with performing the services required of him under this Agreement, without the prior written consent of the Company.

              (b) Employee agrees that the provisions of this Paragraph 7 shall survive the termination of his employment and of this Agreement.

         8. Assignment of Intellectual Property Rights.

              (a) If at any time or times during his employment by the Company and during the six month period following his termination for any reason (or for no reason) Employee shall (either alone or with others) make, conceive, discover or reduce to practice any Intellectual Property (as hereinafter defined) whatsoever or any interest therein ("Intellectual Property Rights"), whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection (herein called "Developments"), that (i) relates to the business of the Company or any present or future parent, subsidiary or affiliate of the Company or any of their respective customers, clients or suppliers or any of the products or services being developed, manufactured, sold or provided by any of them which may be used in connection therewith, (ii) results from tasks assigned to Employee by the Company or any present or future parent, subsidiary or affiliate of the Company, or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the

Company or any present or future parent, subsidiary or affiliate of the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Employee shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assigns any rights Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company. As used herein, the term "Intellectual Property" shall mean all industrial and intellectual property, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications or registrations, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos, design and all documentation and media constituting, describing or relating to the above.

              (b) Upon disclosure of each Development to the Company, Employee will, during his employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require to
(i) apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters, patents, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same, (ii) defend any actions or opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters, patents, copyrights or other analogous protection, and (iii) bring any action to enforce any rights in any Developments.

              (c) Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in the Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters, patents, copyrights and other analogous protection thereon with the same legal force and effect as if executed by Employee.

              (d) In the event of the termination of Employee's employment for any reason (or no reason), Employee agrees to deliver to the Company all documents, notes, drawings, blueprints, formulae, specifications, computer programs, data and other materials of any nature pertaining to any proprietary information or Intellectual Property of the Company or to Employee's work with the Company, and the Employee will not take any of the foregoing or any reproduction of any of the foregoing that is embodied in a tangible medium of expression.

              (e) The obligations of Employee pursuant to this Paragraph 8 shall survive termination of his employment and of this Agreement.

         9.       Non-Competition.

              (a) Employee acknowledges and agrees that the retention of Confidential Information is essential to the continued existence of the Company, and that such information constitutes trade secrets, disclosure of which would irreparably harm the business of the Company. Employee further acknowledges that the Company would find it extremely difficult to replace Employee. Accordingly, Employee agrees that he will not during the period he is employed by the Company or any present or future parent, subsidiary or affiliate of the

Company, under this Agreement or otherwise, and for a period of 15 months thereafter (i) engage in, or otherwise directly or indirectly be employed by, or act as a consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner, or partner of, any other Competitive Business (as hereinafter defined), (ii) assist others in engaging in any Competitive Business, (iii) induce any employee of the Company or any present or future parent, subsidiary or affiliate of this Company to terminate his employment with the Company or such parent, subsidiary or affiliate, or engage in any Competitive Business, within a period of one year after such person is no longer employed by the Company or any present or future parent, subsidiary or affiliate of the Company, or (iv) induce any entity or person with which the Company or any of present or future parent, subsidiary or affiliate has a business relationship to terminate or alter such business relationship. As used herein "Competitive Business" means and includes the business of designing, developing, manufacturing and marketing RF/Microwave/Millimeter/ Wave ceramic capacitors, thin film products and other passive components and any other business that provides services and/or products which are comparable to the services and/or products provided or contemplated to be provided by the Company or any present or future parent, subsidiary or affiliate of the Company. Notwithstanding anything contained herein to the contrary, the provisions of this Paragraph 9 will not be deemed breached merely because Employee owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

              (b) Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to that of the Company or any present or future parent, subsidiary or affiliate of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to justify such restrictions which, in any event (given his education, skills and ability), Employee does not believe would prevent him from earning a livelihood.

              (c) The obligations of Employee pursuant to this Paragraph 9 shall survive the termination of his employment and of this Agreement.

         10. Scope of Agreement. Employee acknowledges that the restrictions contained in Paragraphs 7, 8 and 9 are a condition of his employment by the Company. Employee further acknowledges that such restrictions are reasonable in view of the nature of the business in which the Company is engaged and his knowledge of the Company's business, and that any breach of his obligations under Paragraphs 7, 8 and 9 hereof will cause the Company irreparable harm for which the Company will have no adequate remedy at law. As a result, the Company shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself restraining Employee from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy the Company may have under this Agreement or otherwise at law or in equity.

         11. Representations and Warranties. Employee represents and warrants that the execution and delivery of this Agreement and the performance of all the terms of this Agreement do not and will not breach any agreement to which he is a party, including, without limitation, any agreement to keep in confidence proprietary information acquired by Employee in confidence or trust. Employee has not entered into and shall not enter into any agreement, either written or oral, in conflict with this Agreement. Employee further represents and warrants that he has not brought and will not bring with him to the Company or use at the Company any materials or documents of an employer or a former employer that are not generally available to the public, unless express written authorization from such employer for their possession and use has been obtained. Employee further understands that he is not to breach any obligation of confidentiality that he has to any employer or former employer and agrees to fulfill all such obligations during the period of his affiliation with the Company.

         12. Assignment. Under no circumstances shall Employee assign, pledge or otherwise dispose of any of his rights or obligations under this Agreement, and any such attempted assignment, pledge, or disposition shall be void and shall relieve the Company of all its obligations under this Agreement. The Company may assign any of its rights or obligations under this Agreement to any present or future parent, subsidiary, affiliate, or successor.

         13. Entire Agreement. This Agreement is the entire agreement between the Company and Employee with respect to the subject matter hereof and supersedes all other agreements, written or oral, concerning the subject matter hereof. Without limiting the foregoing, the parties acknowledge that the Employment Agreement, dated as of September 1, 2000, between the Company and Employee has terminated and is of no further force or effect.

         14. Waivers and Further Agreements Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to enforce such provision or any other provision on any subsequent occasion.

         15. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any such amendment, waiver, change, modification, consent, or discharge is sought.

         16. Severability

              (a) If any provision of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable, and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof.

              (b) If any provision of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict or any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein, and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to rules governing conflicts of law.

         18. Courts. Any action to enforce any of the provisions of this Agreement shall be brought in the courts of the State of New York. The parties hereby consent to the jurisdiction of the courts of the State of New York.

         19. Notices. Any notices required or permitted by this Agreement shall be in writing and personally delivered or mailed by certified or registered mail, return receipt requested, addressed to the parties at their addresses set forth above, or to such other addresses as one party may specify to the other party, from time to time, in writing. Any notice personally delivered shall be deemed given at the time of receipt thereof, and any notice given by certified or registered mail shall be deemed given at the time of certification or registration thereof.

         20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                       AMERICAN TECHNICAL CERAMICS CORP.


                                      By: /S/VICTOR INSETTA
                                          --------------------------------------
                                          Victor Insetta, President and
                                          Chief Executive Officer


                                       /S/RICHARD MONSORNO
                                       -----------------------------------------
                                       Richard Monsorno